Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of ordinary shares of BiomX Inc. Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the equity securities of BiomX Inc. beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an Exhibit to such Schedule 13G and any amendments thereto.

In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this twenty-eighth day of September 2023. This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Date: September 28, 2023

Rodney Hodges		POD Sàrl

By:	/s/ Rodney Hodges	By:	/s/ Rodney Hodges
Name:	Rodney Hodges	Name:	Rodney Hodges
		Title:	Authorized Signatory

Geneva Holding Company (GHC) SA		Geneva Trust Company (GTC) SA

By:	/s/ Rodney Hodges	By:	/s/ Rodney Hodges
Name:	Rodney Hodges	Name:	Rodney Hodges
Title:	Authorized Signatory	Title:	Authorized Signatory

By:	/s/ Tobias Reinmann	By:	/s/ Tobias Reinmann
Name:	Tobias Reinmann	Name:	Tobias Reinmann
Title:	Authorized Signatory	Title:	Authorized Signatory

Centaurus Investments Limited		Telmina Limited

By:	/s/ Rodney Hodges	By:	/s/ Rodney Hodges
Name:	Rodney Hodges	Name:	Rodney Hodges
Title:	Authorized Signatory for and on behalf of Champel Directors Limited	Title:	Authorized Signatory for and on behalf of Champel Directors Limited

By:	/s/ Tobias Reinmann	By:	/s/ Tobias Reinmann
Name:	Tobias Reinmann	Name:	Tobias Reinmann
Title:	Authorized Signatory for and on behalf of Florissant Global Limited	Title:	Authorized Signatory for and on behalf of Florissant Global Limited